As filed with the Securities and Exchange Commission on April 20, 2004

Registration No. _________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________

ILLUMINA, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0804655
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9885 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
__________

2000 Stock Plan
2000 Employee Stock Purchase Plan
(Full title of the Plan)
____________

Jay T. Flatley
Chief Executive Officer and President
Illumina, Inc.
9885 Towne Centre Drive, San Diego, California, 92121
(Name and address of agent for service)
(858) 202-4500
(Telephone number, including area code, of agent for service)
___________

CALCULATION OF REGISTRATION FEE

				Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	per Share	Offering Price	Fee

2000 Stock Plan Common Stock, $0.01 par value	1,500,000 shares (2)	$6.815	$10,222,500	$1,295	(3)
2000 Employee Stock Purchase Plan Common Stock, $0.01 par value	986,601 shares (4)	$6.815	$6,723,686	$852	(5)

Aggregate Registration Fee				$2,147

(1)	This Registration Statement shall also cover any additional shares of Common Stock, par value $0.01 (the “Common Stock”), of Illumina, Inc. (the “Registrant”) which become issuable under the Illumina, Inc. 2000 Stock Plan (the “2000 Option Plan”) and the Illumina, Inc. 2000 Employee Stock Purchase Plan (the “Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	1,500,000 shares of Common Stock subject to this Registration Statement were available for issuance under the 2000 Option Plan effective as of January 1, 2004.

(3)	The Registration Fee with respect to the 2000 Option Plan is based solely on 1,500,000 shares of Common Stock newly available for issuance under the 2000 Option Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on April 16, 2004, as reported by the Nasdaq National Market. The applicable filing fees for the remaining shares authorized for issuance under the 2000 Option Plan were paid in connection with the Registration Statements on Form S-8, as amended (File Nos. 333-42866, 333-42866, 333-69058, 333-88808 and 333-104190, filed on August 2, 2000, as amended on September 6, 2001, September 6, 2001, May 22, 2002 and April 1, 2003, respectively).

(4)	986,601 shares of Common Stock subject to this Registration Statement were available for issuance under the Purchase Plan effective as of January 1, 2004.

(5)	The Registration Fee with respect to the Purchase Plan is based solely on 986,601 shares of Common Stock newly available for issuance under the Purchase Plan and is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock on April 16, 2004, as reported by the Nasdaq National Market. The applicable filing fees for the remaining shares authorized for issuance under the 2000 Employee Stock Purchase Plan were paid in connection with the Registration Statements on Form S-8, as amended (File Nos. 333-42866, 333-42866 and 333-69058, filed on August 2, 2000, as amended on September 6, 2001 and September 6, 2001, respectively).

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC” or the “Commission”). You may read and copy any document we have on file at the SEC’s public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov and available free of charge on our website, www.illumina.com. Such reports are made available as soon as reasonably practicable after filing with the SEC.

PART II
Information Required in the Registration Statement

Item 3. Information Incorporated by Reference.

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until our offering is complete:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 28, 2003 filed with the SEC on March 12, 2004;

     (2) The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 14, 2000, including any amendment or report filed for the purpose of updating such description; and .

     (3) The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on May 14, 2001, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents that we subsequently file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered under this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document which also is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121
Attn: Corporate Secretary
(858) 202-4500

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     We are subject to Section 145 of the Delaware General Corporation Law (“Section 145”). Section 145 permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 also provides that a corporation has the power to maintain insurance on behalf of our officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

     Article VI, Section 6.1, of our Bylaws provides for mandatory indemnification of our directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of (or was serving at our request as a director or officer of another corporation) shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by the relevant section of the Delaware General Corporation Law.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be personally liable for monetary damages for breach of the directors’ fiduciary duty as directors to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     We have entered into indemnification agreements with each of our directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by us or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for us to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to us copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. We also maintain directors’ and officers’ liability insurance.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
5.1	Opinion of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on this 20th day of April, 2004.

ILLUMINA, INC.

By:	/s/ JAY T. FLATLEY

Jay T. Flatley
President and Chief Executive Officer

POWERS OF ATTORNEY

     KNOW ALL PERSONS BY PRESENTS, that the undersigned officers and directors of Illumina, Inc., a Delaware corporation, do hereby constitute and appoint Jay T. Flatley and John R. Stuelpnagel, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY T. FLATLEY Jay T. Flatley	President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2004

/s/ TIMOTHY M. KISH Timothy M. Kish	Chief Financial Officer (Principal Financial and Accounting Officer)	April 20, 2004

/s/ JOHN R. STUELPNAGEL John R. Stuelpnagel, D.V.M.	Director	April 20, 2004

/s/ DANIEL M. BRADBRUY Daniel M. Bradbury	Director	April 20, 2004

/s/ R. SCOTT GREER R. Scott Greer	Director	April 20, 2004

/s/ ROBERT T. NELSEN Robert T. Nelsen	Director	April 20, 2004

/s/ WILLIAM H. RASTETTER William H. Rastetter, Ph. D.	Director	April 20, 2004

/s/ DAVID R. WALT David R. Walt, Ph. D.	Director	April 20, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Heller Ehrman White & McAuliffe LLP (contained in Exhibit 5.1).
24.1	Power of Attorney. Reference is made to page II-4 of this Registration Statement.